Exhibit 99.1

FOR IMMEDIATE RELEASE

/ CORRECTION - Pinpoint Advance Corp. Announces
Record Date and Date of Special Meeting of Stockholders For
Redemption of IPO Shares and Continuance of Corporate Existence

New York, NY- April 3, 2009 Pinpoint Advance Corp. (OTCBB:PPAC) (“Pinpoint” or the “Company”), a special purpose acquisition company, announced today that stockholders of record as of April 8, 2009 (the “Record Date”) will be invited to attend Pinpoint’s special meeting of stockholders scheduled to be held on May 15, 2009. Because Pinpoint will not complete a business combination on or prior to April 19, 2009, Pinpoint’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) requires Pinpoint to distribute to holders of shares of its common stock (“IPO Shares”) issued in Pinpoint’s initial public offering (“IPO”) all amounts in the trust account (the “Trust Account”) that was established at the consummation of Pinpoint’s IPO into which a certain amount of the net proceeds of the IPO were deposited (the “Redemption”).  After establishing a reserve for accrued Delaware Franchise taxes, as of December 31, 2008, approximately $28,491,250 (approximately $9.91 per IPO Share) was in the Trust Account available for distribution (the “Redemption Payment”).

At the Special Meeting, stockholders of record will be asked to vote on several proposals, including: (i) the redemption of the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed and (ii) the continuance of Pinpoint’s corporate existence after the distribution of the Trust Account, rather than the dissolution of the Company as currently required by its Amended and Restated Certificate of Incorporation.  To accomplish these goals, Pinpoint’s board of directors believes it is necessary to modify the Company’s Amended and Restated Certificate of Incorporation to: (i) eliminate the blank check company provisions which require, among other requirements, Pinpoint to dissolve following distribution of the Redemption Payment, (ii) adjust the Company’s capital structure to create a new class of stock called Class A Common Stock, and (iii) exchange each share held by Pinpoint’s initial stockholders for five shares of Class A Common Stock.

Important Additional Information has been and will be filed with the SEC

In connection with the proposed Redemption and related matters, Pinpoint has filed a preliminary proxy and will file a definitive proxy statement with the Securities and Exchange Commission (“SEC”) for the Special Meeting. Before making any voting decision, Pinpoint’s stockholders are urged to read the preliminary proxy statement and the definitive proxy statement to be filed with the SEC regarding the Redemption and related matters carefully in its entirety because it contains important information about the proposed transactions. Pinpoint's stockholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Pinpoint Advance Corp. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Pinpoint’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Pinpoint’s filings with the SEC.

The forward-looking statements in this news release are made as of the date hereof, and Pinpoint does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

For More Information Contact:

Chief Financial Officer
Ronen Zadok
ronen@new-pole.com